Exhibit 4(b)

     STOCK OPTION AGREEMENT made as of this __ day of _________, ____ between LIFEPOINT, INC., a Delaware corporation (hereinafter called the "Corporation"), and _____________________________ (hereinafter called the "Optionee").

     WHEREAS, in accordance with its 1997 Stock Option Plan (hereinafter called the "Plan"), a copy of which has been delivered to the Optionee, the Corporation desires, in connection with the employment of the Optionee (or his or her service as a director of the Corporation), to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, .001 par value (hereinafter called the "Common Stock"), on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Corporation;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

     1. Confirmation of Grant of Option. In accordance with the Plan, the Board of Directors of the Corporation hereby irrevocably grants to the Optionee on ________, ____ (the "Date of Grant') the right to purchase (hereinafter called the "Option") an aggregate of up to ________ shares of the Common Stock, subject to adjustment as provided in Section 8 hereof. [The Option is intended to be an incentive stock option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").]



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     2. Exercise Price. The Exercise Price of the shares of the Common Stock covered by the Option will be $_____ per share (the "Exercise Price"), [being the fair market value of a share of the Common Stock on the Date of Grant,] subject to adjustment as provided in Section 8 hereof.

     3. Exercise of Option. The Option may be exercised from time to time, in whole or in part, prior to ________, ___ (the "Expiration Date") and as to not more than the following percentages of the number of shares originally subject thereto (after giving effort to any adjustment pursuant to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number): (a) 25% at any time after one (1) year from the Date of Grant;
(b) 1/36th each month during the ensuing three (3) years; and (c) 100% at any time after four (4) years from the Date of Grant.

     The Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 9 and 10 hereof.

     4. Term and Rights as Stockholder. Notwithstanding anything herein to the contrary, if there shall be a merger, consolidation or other acquisition of the Corporation, an Optionee shall have the right to exercise his or her Option in whole or in part as to all shares then subject to the Option on the effective date of such merger, consolidation or acquisition. Subject to earlier termination or cancellation as provided in this Agreement or the Plan, the Option will be exercisable only (a) on or prior to the Expiration Date and (b), except as otherwise provided in Section 7.3 of the Plan, if the Optionee shall, at any time of exercise, be an employee of the Corporation or of a Subsidiary or a director thereof. As used in this Agreement, the term "Subsidiary" refers to and includes each



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"Subsidiary corporation" within the meaning of such term as defined in Section
424(f) of the Code, or corresponding provision of future law.

     The holder of the Option will not have any right to dividends or any other rights of a stockholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him or her following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7 hereof) with respect to such share.

     5. Non-transferability of Option. The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or her or, in the case of the Optionee's certified incompetency, his or her duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the



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happening of any such event if the Board of Directors of the Corporation should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Subsidiary may have under this Agreement or otherwise.

     6. Registration.

     a) The Optionee understands that the shares of the Common Stock subject to the Option and issuable upon the exercise thereof may not, at the time of exercise, be registered under the Securities Act of 1933, as amended (the "Securities Act"), nor is the Option or such shares registered under the Securities Act on the Date of Grant. The Optionee represents that the Option is being acquired by him or her, and, in the event the underlying shares are not registered at the time of exercise, such shares of the Common Stock will be acquired by him or her, for investment for his or her own account and not with a view to, or in connection with, the sale or other distribution thereof.

     b) In the event the shares issuable upon exercise of the Option are not then registered or, if required by the Securities Act, there is not in effect a prospectus complying with Section 10(a) of the Securities Act, the certificate or certificates for the shares of the Common Stock issued upon such exercise shall bear the following legend:

     "The shares evidenced by this Certificate have been purchased for investment and may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) such shares have been registered under the Securities Act of 1933, as amended, and, if required, there is in effect a current prospectus meeting the requirements of



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     subsection 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may sold without violating Section 5 of said Act."

     7. Method of Exercise of Option. Subject to the terms and conditions of this Agreement and the Plan, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

          a) state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

          b) contain, if requested, a representation and agreement as to investment intent with respect to such shares in form satisfactory to the Corporation's counsel;

          c) be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

          d) be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation; and



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          e)   make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to any applicable withholding tax requirements.

     Upon receipt of such notice (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the preceding provisions of this Section 7 and the provisions of Section 10 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this
Section 7 will be void and of no effect if all the preceding provisions of this
Section 7 and the provisions of Section 10 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

     Anything in the foregoing to the contrary notwithstanding, the Optionee may exercise this Option by delivery of shares of the Common Stock as permitted by
Section 7.2 of the Plan. The Optionee, seeking to assert this right, should contact the President of the Corporation in order to make such arrangement in lieu of payment as set forth in subsection (d) of this Section 7.

     8. Stock Dividend and Capital Changes.

          a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to this



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               Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised this Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

          b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to this Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the number of shares of the Common Stock subject to this Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

          c) In case of any reclassification or capital reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another



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               corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of this Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of this Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

          d) Whenever the number of shares of the Common Stock purchasable upon the exercise of this Option is adjusted, as provided in this
               Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of this Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.



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          e)   Upon the occurrences of each event requiring an adjustment of the
               Exercise Price and the number of shares of the Common Stock obtainable upon exercise of this Option in accordance with, and as required by, the terms of this Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this
               Section 8. The Corporation shall mail forthwith to the holder of this Option a copy of the certification containing such computation which shall be conclusive and shall be binding upon the holder of this Option and the Corporation.

     9. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 10400 Trademark Avenue, Rancho Cucamonga, California 91730, attention of the President (the Secretary if the Optionee is the President). All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth after the Optionee's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this provision.

     10. Approval of Counsel. Should the Optionee elect to exercise all or part of the Option prior to the effectiveness of a registration statement covering the securities as



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to which the Option is being exercised, the exercise of the Option and the issuance and delivery of shares of the Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of the The Nasdaq Stock Market, Inc.

     11. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

     12. Disputes. Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Board of Directors of the Corporation. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall govern.

     13. Limitation of Action. The Optionee agrees that every right of action accruing to him or her and arising out of , or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of there (3) years from the date of the act or omission in respect of which such right of action arises.


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     14. Benefits of Agreement. This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the and Optionee all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

     IN WITNESS WHEREOF, the Corporation has caused this Option to be executed in its name by its authorized officer as of the day, month and year first above written.


                                        LIFEPOINT, INC.

                                        By:
                                           -------------------------------------



                                        ----------------------------------------
                                                       Optionee


                                        ----------------------------------------

                                        ----------------------------------------
                                                  Address of Optionee


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                                    EXHIBIT A

                              ELECTION TO PURCHASE


To LifePoint, Inc.


c/o
    ------------------------------

    ------------------------------

    ------------------------------


     The undersigned hereby irrevocable elects to exercise the foregoing Option to purchase ___ shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of


--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------
                                (Taxpayer number)

and be delivered to ------------------------------------------------------------
                                     (Name)
at
   -----------------------------------------------------------------------------
                                    (Address)

and, if said number of shares of the Common Stock shall not be all the shares of the Common Stock evidenced by the foregoing Option, that a new Option for the balance remaining of such said shares be registered in the name of


--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------
                                (Taxpayer number)



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and delivered to the undersigned at the address below stated.

Dated:___________, ___


Name of holder of Option:


--------------------------------------------------------------------------------
                                 (please print)

--------------------------------------------------------------------------------
                                    (Address)

--------------------------------------------------------------------------------
                                   (Signature)

     Note: The above signature must correspond with the name as written upon the face of the Option in every particular, without alteration or enlargement or any change whatever.



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